Exhibit 99.B(j)(1)

[DECHERT LLP LETTERHEAD]

September 28, 2007

ING Equity Trust

7337 E. Doubletree Ranch Road

Scottsdale, AZ  85258

Re:          ING Equity Trust

(File No. 811-8817)

Dear Ladies and Gentlemen:

We hereby consent to all references to our firm in Amendment No. 87 to the Registration Statement under the Investment Company Act of 1940, as amended, of ING Equity Trust.  In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP